Exhibit 99.2
WEBMD HEALTH CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

Revenue	$98,631	$86,004	$188,895	$166,654
Cost of operations	39,229	31,968	75,794	62,895
Sales and marketing	26,797	24,898	54,358	50,047
General and administrative	15,139	14,211	29,865	27,691
Depreciation and amortization	6,804	7,087	13,741	13,759
Interest income	924	2,350	1,899	5,803
Impairment of auction rate securities	—	—	—	27,406

Income (loss) from continuing operations before income tax provision	11,586	10,190	17,036	(9,341)
Income tax provision	4,636	4,501	6,847	7,933

Income (loss) from continuing operations	6,950	5,689	10,189	(17,274)
(Loss) income from discontinued operations, net of tax	(4,867)	663	(5,290)	291

Net income (loss)	$2,083	$6,352	$4,899	$(16,983)

Basic income (loss) per common share:
Income (loss) from continuing operations	$0.12	$0.10	$0.18	$(0.30)
(Loss) income from discontinued operations	(0.08)	0.01	(0.09)	0.01

Net income (loss)	$0.04	$0.11	$0.09	$(0.29)

Diluted income (loss) per common share:
Income (loss) from continuing operations	$0.12	$0.10	$0.17	$(0.30)
(Loss) income from discontinued operations	(0.08)	0.01	(0.09)	0.01

Net income (loss)	$0.04	$0.11	$0.08	$(0.29)

Weighted-average shares outstanding used in computing basic and diluted net income (loss) per common share:
Basic	57,675	57,693	57,625	57,664

Diluted	58,632	59,061	58,370	57,664

WEBMD HEALTH CORP.
CONSOLIDATED SUPPLEMENTAL FINANCIAL INFORMATION
(In thousands, except per share data, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Revenue
Public portal advertising and sponsorship	$75,992	$64,138	$143,281	$122,865
Private portal services	22,639	21,866	45,614	43,789

	$98,631	$86,004	$188,895	$166,654

Earnings before interest, taxes, non-cash and other items (“Adjusted EBITDA”) (a)	$23,218	$18,392	$41,906	$34,724

Adjusted EBITDA per basic common share	$0.40	$0.32	$0.73	$0.60

Adjusted EBITDA per diluted common share	$0.40	$0.31	$0.72	$0.60

Interest, taxes, non-cash and other items (b)
Interest income	924	2,350	1,899	5,803
Depreciation and amortization	(6,804)	(7,087)	(13,741)	(13,759)
Non-cash advertising	—	—	(1,753)	(1,558)
Non-cash stock-based compensation	(5,752)	(3,465)	(11,275)	(7,145)
Impairment of auction rate securities	—	—	—	(27,406)
Income tax provision	(4,636)	(4,501)	(6,847)	(7,933)

Income (loss) from continuing operations	6,950	5,689	10,189	(17,274)
(Loss) income from discontinued operations, net of tax	(4,867)	663	(5,290)	291

Net income (loss)	$2,083	$6,352	$4,899	$(16,983)

Basic income (loss) per common share:
Income (loss) from continuing operations	$0.12	$0.10	$0.18	$(0.30)
(Loss) income from discontinued operations	(0.08)	0.01	(0.09)	0.01

Net income (loss)	$0.04	$0.11	$0.09	$(0.29)

Diluted income (loss) per common share:
Income (loss) from continuing operations	$0.12	$0.10	$0.17	$(0.30)
(Loss) income from discontinued operations	(0.08)	0.01	(0.09)	0.01

Net income (loss)	$0.04	$0.11	$0.08	$(0.29)

Weighted-average shares outstanding used in computing per share amounts:
Basic	57,675	57,693	57,625	57,664

Diluted	58,632	59,061	58,370	57,664

(a)	See Annex A — Explanation of Non-GAAP Financial Measures

(b)	Reconciliation of Adjusted EBITDA to net income (loss)

WEBMD HEALTH CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	June 30, 2009	December 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$246,878	$191,659
Accounts receivable, net	78,674	93,082
Current portion of prepaid advertising	—	1,753
Other current assets	11,147	11,358
Assets of discontinued operations	5,111	12,575

Total current assets	341,810	310,427

Investments	126,330	133,563
Property and equipment, net	54,513	54,165
Goodwill	208,967	208,967
Intangible assets, net	22,878	26,237
Other assets	17,956	22,573

	$772,454	$755,932

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accrued expenses	$29,273	$31,241
Deferred revenue	86,261	79,613
Due to HLTH	736	427
Liabilities of discontinued operations	792	2,599

Total current liabilities	117,062	113,880

Other long-term liabilities	7,803	8,334

Stockholders’ equity	647,589	633,718

	$772,454	$755,932

WEBMD HEALTH CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Six Months Ended June 30,
	2009	2008
Cash flows from operating activities:
Net income (loss)	$4,899	$(16,983)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Loss (income) from discontinued operations, net of tax	5,290	(291)
Depreciation and amortization	13,741	13,759
Non-cash advertising	1,753	1,558
Non-cash stock-based compensation	11,275	7,145
Deferred and other income taxes	6,545	6,568
Impairment of auction rate securities	—	27,406
Changes in operating assets and liabilities:
Accounts receivable	14,408	15,249
Other assets	(1,139)	(1,393)
Accrued expenses and other long-term liabilities	(2,499)	(5,056)
Due to HLTH	309	1,246
Deferred revenue	6,648	10,195

Net cash provided by continuing operations	61,230	59,403
Net cash provided by discontinued operations	506	3,355

Net cash provided by operating activities	61,736	62,758

Cash flows from investing activities:
Proceeds from maturities and sales of available-for-sale securities	900	41,300
Purchases of available-for-sale securities	—	(127,900)
Purchases of property and equipment	(10,833)	(6,906)
Cash received from sale of business, net of fees	250	1,133

Net cash used in continuing operations	(9,683)	(92,373)
Net cash used in discontinued operations	(7)	(40)

Net cash used in investing activities	(9,690)	(92,413)

Cash flows from financing activities:
Proceeds from issuance of common stock	3,173	2,392

Net cash provided by financing activities	3,173	2,392

Net increase (decrease) in cash and cash equivalents	55,219	(27,263)

Cash and cash equivalents at beginning of period	191,659	213,753

Cash and cash equivalents at end of period	$246,878	$186,490